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[iVILLAGE LOGO]                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


                iVillage Inc. Announces Stock Repurchase Program

NEW YORK - September 20, 2001 - iVillage Inc. (Nasdaq: IVIL), the leading women's online media company, announced today that its Board of Directors has approved the repurchase of up to two million shares of the Company's outstanding common stock. Shares may be purchased from time-to-time effective immediately and will occur on the open market, through block trades or otherwise, at prevailing market prices.

Depending on market conditions and other factors, purchases under iVillage's stock repurchase program may be commenced or suspended at any time or from time-to-time without prior notice. As of September 18, 2001, iVillage had approximately 52.5 million shares outstanding.

"We believe we have an opportunity to enhance shareholder value by going to the market and repurchasing shares that have become undervalued given today's market conditions," said Doug McCormick, Chairman and CEO of iVillage. "We are in a financial position to take advantage of this opportunity for our shareholders and are still targeting EBITDA profitability in the third quarter of this year."

About iVillage Inc.

iVillage is a leading women's media company, which includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com. iVillage.com is the leading women's online destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Books, Diet & Fitness, Entertainment, Food, Games, Health, Home & Garden, Lamaze, Money, News & Issues, Parenting, Pets, Pregnancy, Relationships, Relaxation, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of

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iVillage.com members for relevant information and services. Membership to
iVillage.com is free and offers features such as e-mail, personal homepages and other community tools.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign political, economic and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, (vi) the impact of pending litigation on iVillage's business and financial condition and (vii) iVillage's ability to successfully integrate and manage its acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:

iVillage Inc.
Carl Fischer (media)
212.600.6502
cfischer@mail.ivillage.com

Antonia Trigiani (investors)
212.600.6501
atrigiani@mail.ivillage.com

The Abernathy MacGregor Group Inc.
Carina Thate
212.371.5999
cct@abmac.com